PLACEMENT AGENT AGREEMENT

January 21, 2015

Chuma Holdings, Inc.
Attn: Kevin Wright
350 North Glendale Ave.
Suite B-212
Glendale, CA 91206

Gentlemen:

Spencer Edwards, Inc., a Colorado corporation (the "Placement Agent"), hereby confirms its agreement with Chuma Holdings, Inc. (the "Company")[1] as follows:

SECTION 1
Description of Securities

The Company proposes to offer and sell a maximum of $10,000,000 in Common Stock Shares ("Shares") at a price of $0.50 per share to an unlimited number of Investors who qualify as "accredited investors," as such term is defined in Regulation D adopted under the Act. The Minimum Investment is $25,000, or 50,000 Shares. Investors can go beyond the Minimum Investment in increments of $5,000. In our discretion, we may accept subscriptions in excess of the Maximum Offering.

The Shares are more fully described in the Company's Private Placement Memorandum dated August 21, 2014. As used in this Agreement, the term "PPM" refers to the Private Placement Memorandum.

SECTION 2
Representations and Warranties of the Company

In order to induce the Placement Agent to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Placement Agent as follows:

2.01. Private Placement Memorandum. The PPM with respect to the Shares and all exhibits thereto, copies of which have heretofore been delivered by the Company to the Placement Agent, has been carefully prepared by the Company in conformity with Regulation D ("Regulation D") promulgated pursuant to the Securities Act of 1933, as amended (the "Act"), and with comparable provisions of the securities laws of such states as may be reasonably requested by the Placement Agent. The PPM does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the PPM in reliance upon written information furnished on behalf of the Placement Agent specifically for use therein. Any additional written information authorized by the Company to be provided to prospective purchasers shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in

[1] As used herein, "Company" shall mean the Company and any subsidiary.

light of the circumstances under which they were made, not misleading.

2.02. No Material Adverse Change. Except as may be reflected in or contemplated by the PPM, subsequent to the dates as of which information is given in the PPM, and prior to the closing (as defined hereinafter), (i) there shall not be any material adverse change in the business, properties, options to lease, leases, financial condition, management, or otherwise of the Company or in the Company's business taken as a whole, (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the PPM; (iv) there shall not have been nor will there be any change in the capital stock or adverse change in the short-term or long-term debt (except current payments) of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions.

2.03. No Defaults. The Company is not in default, or has obtained waivers of any defaults, in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company, other than as set forth in the PPM. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree or any government, governmental instrumentality, agency or body, arbitrator, tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the securities laws of any state or jurisdiction.

2.04. Organization and Standing. The Company is, and at the closing will be, duly organized and validly existing in good standing as a corporation under the laws of its state of formation and with full power and authority to own its property and conduct its business, present and proposed, as described in the PPM; the Company has full power and authority to enter into this Agreement and to issue the securities comprising the Shares. The Company has paid all fees required by the jurisdiction of organization.

2.05. Capitalization. Prior to the closing, the capitalization of the Company shall be as described in the PPM.

2.06. Legality of Shares. Shares The Shares of Common Stock have been duly and validly authorized and, when issued or sold and delivered against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Shares will conform in all material respects to all statements with regard thereto in the PPM. A sufficient number of Shares have been reserved for issuance upon exercise of the Placement Agent's Warrants.

2.07. Litigation. There is and at the closing there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company, or its officers, directors, employees or agents which the Company is obligated to indemnify, not adequately covered by insurance and which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would materially affect the properties or assets of the Company.

2.08. Contracts. Each contract to which the Company is a party and to which reference is made

in the PPM has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date.

2.09. Authority. The execution and delivery by the Company of this Agreement has been duly authorized, and this Agreement is the valid, binding and legally enforceable obligation of the Company.

2.10. Use of Proceeds. The Company will apply the proceeds from the sale of the Shares to the purposes set forth in the PPM. The Company will also establish procedures to ensure proper application and stewardship of such proceeds.

SECTION 3

Issue, Sale and Delivery of the Shares

3.01. Placement Agent Appointment. The Company hereby appoints the Placement Agent as its exclusive agent within the territories of the United States until July 31, 2015 to solicit purchasers for up to $10,000,000 in shares of common stock ("the Shares") on a "best efforts" "all or none" basis and on a "best efforts" basis. The Placement Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Shares at a price of $0.50 per share provided that the Company reserves the right to reject in good faith any prospective investor ("Investor") and no commission shall be payable to the Placement Agent in respect of any proposed sale to any rejected Investor. No other person will be or has been authorized to solicit purchasers for the Shares, except those persons selected by the Placement Agent. Each Investor must certify to the Company in writing, pursuant to a suitable PPM and investor questionnaire (the "PPM"), that such investor is an "Accredited Investor" as defined in Rule 501(a) of Regulation D and otherwise satisfies all requirements imposed by the Company and Placement Agent in sales to a limited number of non-accredited Investors.

3.02. Private Placement Memorandum. Each Investor desiring to purchase Shares will be required to complete and execute a PPM and, if applicable, other offering documents. The Placement Agent shall have the right to review such documents for each Investor and to reject the tender of any Investor that it deems not acceptable. All documents concerning any Investor the Placement Agent has not rejected will be promptly forwarded to the Company at the address set forth below. The Company, upon receipt of the documents, will determine within three (3) business days whether it wishes to accept the Investor. Payment for the Shares subscribed for in the PPMs that have been accepted by the Company is to be delivered to the Company as defined per Section 3.04. (as hereinafter defined).

3.03. Non-Disclosure Agreement. Each Investor desiring to purchase Shares will be required to complete and execute a Non-Disclosure Agreement ("NDA"), along with the additional documents described in Section 3.02 above.

3.04. Compensation of Placement Agent. In consideration for the Placement Agent's execution of this Agreement, and for the performance of its obligations hereunder, the Company agrees to pay the Placement Agent a 2% non-accountable expense allowance, a sales commission of 10% of the gross proceeds of the Offering and 10% Placement Agent Warrant coverage (the Placement Agent Warrants are more fully described in Section 12). The Placement Agent may re-allow a percentage of the sales commission to other FINRA registered selected dealers.

3.05. Payment. Payment for the Shares sold shall be made by the Placement Agent to the Company at such place as may be agreed on among the Company and the Placement Agent, at such a time

and on such a date, as shall be fixed by agreement between the parties. As soon as practicable after each Investor(s) fully executed PPM, NDA and cleared funds are received by the Company , the Company shall deliver by mail to each Investor certificates for the Shares that have been purchased and which contains a legend conforming to the requirements of Rule 502(d)(3) under the Act.

3.06. Obligations of Placement Agent. The Company agrees that the obligations of the Placement Agent under this Agreement: (i) shall not preclude the Placement Agent, or its associated persons, from contemporaneously participating in the offering or underwriting of securities of other issuers; (ii) shall not impose any obligation on the Placement Agent to require its registered representatives to offer or to sell the Shares, (iii) shall require the Placement Agent to make an effort to find purchasers for the Shares only to the extent the Placement Agent is motivated to do so by the compensation and other provisions of this Agreement, (iv) shall not otherwise limit or prevent the Placement Agent from carrying on its customary business as a securities broker-dealer, and (v) shall not require the Placement Agent to engage in any conduct which violates any law or industry standard of conduct applicable to the Placement Agent.

3.07. Representations and Warranties. The parties hereto each represent that as of each Closing Date the representations and warranties herein contained and the statements contained in all the certificates heretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

3.08. Form D. The Placement Agent agrees that it will timely supply the Company from time to time with all information required from the Placement Agent for the completion of Form D to be filed with the Securities and Exchange Commission (the "Commission") and such additional information as the Company may reasonably request to be supplied to the securities authorities of such states in which the Shares have been qualified for sale or are exempt from qualification or registration. A copy of all such filings shall be delivered to the Placement Agent and counsel for the Placement Agent promptly prior to their being filed. The responsibility to prepare and file the Form D with the Commission, and any notice or other filings with state securities agencies, is solely that of the Company.

SECTION 4
Offering of the Shares on Behalf of the Company

4.01. Agent. In offering the Shares for sale, the Placement Agent shall offer the Shares solely as an agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth herein and in the PPM. The Placement Agent shall commence making such offers as an agent for the Company as soon after the date of the PPM (the "Offering Date") as it in its sole discretion may deem advisable; provided, however, that if the Placement Agent does not commence such offering within ten (10) business days after the Offering Date, it shall promptly advise the Company.

4.02. Selected Dealers. The Placement Agent may offer and sell the Shares for the account of the Company through registered broker-dealers selected by it ("Selected Dealers") and pursuant to a form of Selected Dealer Agreement between the Placement Agent and the Selected Dealers, pursuant to which the Placement Agent may allow such concession (out of its commissions) as it may determine. Such Agreement shall provide that the Selected Dealers are acting as agents of the Company. On such sale or allotment by the Placement Agent of any of the Shares to Selected Dealers, the Placement Agent shall require the Selected Dealer selling any such Shares to agree to offer and sell the same on the terms and conditions of offering set forth in the PPM and in this Agreement.

SECTION 5
PPM

5.01. Delivery and Form of PPM. The Company will procure, at its expense, as many copies of the PPM as the Placement Agent may reasonably require for the purposes contemplated by this Agreement and shall deliver said copies of the PPM promptly after execution of this Agreement at addresses, and in the quantity at each address, as specified by the Placement Agent. Each PPM shall be of a size and format as determined by the Placement Agent and shall be suitable for mailing and other distribution.

5.02. Amendment of PPM. If during the offering any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the PPM as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Offering Date to amend or supplement the PPM to comply with the Act, the Company will immediately notify the Placement Agent thereof and the Company will prepare such further amendment to the PPM or supplemental or amended PPM or Memoranda as may be required and furnish and deliver to the Placement Agent, all at the cost of the Company, a reasonable number of copies of the supplemental or amended PPM which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the PPM not misleading in the light of the circumstances existing at the time it is delivered.

5.03. Use of PPM. The Company authorizes the Placement Agent and the Selected Dealers, if any, in connection with the offer and sale of the Shares and all dealers to whom any of the Shares may be sold by the Placement Agent or by any Selected Dealer, to use the PPM as from time to time amended or supplemented, in connection with the offering and sale of the Shares and in accordance with the provisions of the Act, the rules and regulations of the Commission (the "Rules and Regulations") thereunder and applicable state securities laws.

SECTION 6
Covenants of the Company

The Company covenants and agrees with the Placement Agent that:

6.01. Notification of Changes. After the date hereof, the Company will not at any time, whether before or after the date of the PPM, make any amendment or supplement to the PPM of which amendment or supplement the Placement Agent shall not have previously been advised and a copy of which shall not have previously been furnished to the Placement Agent a reasonable time period prior to the proposed date of such amendment or supplement, or which the Placement Agent or counsel for the Placement Agent shall have reasonably objected to in writing solely on the grounds that it is not in compliance with the Act, the Rules and Regulations or with other federal or state laws.

6.02. Proceeding. The Company will promptly advise the Placement Agent, and will confirm such advice in writing, upon the happening of any event which, in the judgment of the Company, makes any material statement in the PPM untrue or which requires the making of any changes in the PPM in order to make the statements therein not misleading, and upon the refusal of any state securities administrator or similar official to qualify, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction where the Shares are not exempt from qualification or registration, or of the institution of any proceedings for the suspension of any exemption or for any other purposes. The Company will use every reasonable effort to prevent any such refusal to qualify or any such suspension and to obtain as soon as possible the lifting of any such order, the reversal of any such refusal, and the termination of any such suspension.

6.03. Blue Sky Filings. As a condition of Closing, the Company will take whatever action is necessary in connection with filing or maintaining any appropriate exemption from qualification or registration under the applicable laws of such states as may be selected by the Placement Agent and agreed

to by the Company, and continue such qualifications and exemptions in effect so long as required for the purposes of the offer and sale of the Shares.

6.04. Agreement to Provide Information. The Company, at its own expense, will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission or the governmental authorities of states in which the Shares may be registered, qualified or exempt from qualification or registration.

6.05. Costs of Offering. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization and issuance of the Shares, any taxes incident to the initial sale of the Shares hereunder, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation and printing of the Agreement and any amendments or supplements thereto, the cost of preparing and printing all exhibits to the Agreement, the Blue Sky filings, the cost of furnishing to the Placement Agent copies of the Agreement as herein provided, and the cost of any filing with the Commission or pursuant to state securities laws, including all filing fees. The Placement Agent will pay any mailing, telephone, and clerical costs and all other office costs incurred, or to be incurred, by the Placement Agent or by its representatives in connection with the Offering.

6.06. Use of Proceeds. The Company will apply the proceeds from the sale of the Shares to the purposes set forth in the PPM.

6.07. Due Diligence. The Company will cooperate with the Placement Agent in such investigation as the Placement Agent may make or cause to be made of the properties, business, management and operations of the Company in connection with the offering of the Shares, and the Company will make available to the Placement Agent in connection therewith such information in its possession as the Placement Agent may reasonably request.

6.08. Documentation. The Company will deliver to the Placement Agent true and correct copies of the articles and bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held since inception; true and correct copies of all material contracts to which the Company is a party; and such other documents and information as is reasonably requested by the Placement Agent. To the extent such documents had previously been provided, only amendments or updates need be furnished.

6.09. Management Cooperation. The Company shall provide the Placement Agent, at any time, an opportunity to meet with and question management of the Company and authorize management of the Company to speak at such meetings as the Placement Agent reasonably requests.

6.10. Information to Investors. The Company shall make available to each Investor at a reasonable time prior to his purchase of the Shares the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and to obtain any additional information that the Company has or that it can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to the Investors.

6.11. Periodic Reports. The Company will provide to the Placement Agent for not less than three (3) years following the Final Closing, quarterly and annual financial statements, copies of all correspondence to shareholders and copies of all press releases or news items concerning the Company.

6.12. Compliance with Conditions Precedent. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Placement

Agent specified in this Agreement.

6.13. Form D. The Company agrees to file with the Commission, and states where required, all reports on Form D in accordance with the provisions of Regulation D promulgated under the Act and to promptly provide copies of filings to the Placement Agent and its counsel.

6.14. Blue Sky. The Company agrees to make those notice or other filings as may be required in the states where the Offering is made and to pay the expense thereof.

SECTION 7
Indemnification

7.01. Indemnification by Company. The Company agrees to indemnify, defend and hold harmless the Placement Agent, its agents, managers, members, representatives, guarantors, sureties and each person who controls the Placement Agent within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 ("Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such Indemnified Persons) which they or any of them may incur under the Act the Rules and Regulations, any state securities law, or any rules and regulations under any state securities laws or any other statute or at common law or otherwise and to reimburse such Indemnified Persons for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the PPM or any amendment or supplement thereto or any authorized sales literature or any application or other document filed with the Commission or any state or other jurisdiction in order to qualify the Shares under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date of the PPM or such amendment or supplement, as the case may be; provided, however, that the indemnity agreement contained in this Section 7.01 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to any Indemnified Persons in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by such Indemnified Persons specifically for use in connection with the preparation of the PPM or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability that the Company may otherwise have to the Indemnified Persons.

7.02. Notification to Company. The Indemnified Persons agree to notify the Company promptly of the commencement of any litigation or proceeding against the Indemnified Persons, of which they may be advised, in connection with the offer and sale of any of the Shares of the Company, and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all the developments therein. In case of commencement of any action in which indemnity may be sought from the Company on account of the indemnity agreement contained in Section 7.01, the Indemnified Persons within ten (10) days after the receipt of written notice of the commencement of any action against the Indemnified Persons, shall notify the Company in writing of the commencement thereof. The failure to notify the indemnifying party shall not relieve it of any liability that it may have to an Indemnified Party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability that it may have to the Indemnified Party. In case any such action shall be brought against the

Indemnified Persons of which the Indemnified Persons shall have notified the Company of the commencement thereof, the Company shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereto at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Indemnified Persons in such litigation. After notice that the Company elects to direct the defense, the Company will not be liable for any legal or other expenses incurred by the Indemnified Persons without the prior written consent of the Company. The Company shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without its consent.

7.03. Indemnification by Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company, its agents, officers, directors, representatives, guarantors, sureties and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 ("Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) which they or any of them may incur under the Act, any Rules or Regulations, any state securities law or the rules and regulations under any state securities laws or any other statute or at common law or otherwise and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any statement in or omission from the PPM or any amendment or supplement thereto, or any application or other document filed with the Commission or in any state or other jurisdiction in order to qualify the Shares under the securities laws thereof, or any information furnished pursuant to Section 3.10 hereof, if such statements or omissions were made in reliance upon information furnished in writing to the Company by the Placement Agent or on its behalf specifically for use in connection with the preparation of the PPM or amendment or supplement thereto or application or document filed. This indemnity agreement is in addition to any other liability which the Placement Agent may otherwise have to the Company and other indemnified persons.

7.04. Notification to Placement Agent. The Company and other Indemnified Persons agree to notify the Placement Agent promptly of commencement of any litigation or proceedings against the Placement Agent or other Indemnified Persons, in connection with the offer and sale of any of the Shares and to furnish to the Placement Agent, at its request, copies of all pleadings therein and permit the Placement Agent to be an observer therein and apprise the Placement Agent of all developments therein. In case of commencement of any action in which indemnity may be sought from the Placement Agent on account of the indemnity agreement contained in Section 7.03, the Company or other Indemnified Persons shall notify the Placement Agent of the commencement thereof in writing within ten (10) days after the receipt of written notice of the commencement of any action against the Company or against any other person indemnified. The failure to notify the indemnifying party shall not relieve it of any liability that it may have to an Indemnified Party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability that it may have to the Indemnified Party. In case any such action shall be brought against the Company or any other person indemnified of which the Company shall have notified the Placement Agent of the commencement thereof, the Placement Agent shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereto at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or other persons indemnified in such litigation. After notice that the Placement Agent elects to direct the defense, the Placement Agent will not be liable for any legal or other expenses incurred by the indemnified party without the prior written consent of the Placement Agent. The Placement Agent shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without its consent.

7.05. Indemnification of Selected Dealers. The Company agrees to indemnify Selected Dealers, if any, and their agents, officers, directors, representatives, guarantors and sureties on substantially the same terms and conditions as it indemnifies the Placement Agent and Indemnified Persons pursuant to Section 7.01 provided that each such Selected Dealer will have agreed in writing with the Placement Agent to indemnify the Company and its agents, officers, directors, representatives, guarantors and sureties on substantially the same terms and conditions as the Placement Agent indemnifies the Company in Section 7.03. The Company hereby authorizes the Placement Agent to enter into agreements with Selected Dealers providing for such indemnity by the Company.

7.06. Contribution. If the indemnification provided for in Sections 7.01, 7.03 and 7.05 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agent or Selected Dealers on the other from the offering and sale of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent or Selected Dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent or Selected Dealers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total commissions and expense allowance received by the Placement Agent or Selected Dealers, as in each case set forth in the PPM. The relative fault of the Company and of the Placement Agent or Selected Dealers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Placement Agent or Selected Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed exceeds the amount of any damages which such Placement Agent otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

7.07. Limitation of Legal Expenses. Notwithstanding anything herein to the contrary, the indemnification for legal expenses included in Sections 7.01, 7.03 And 7.05 shall be limited to the legal expenses of one law firm, except in the event of a bona fide conflict of interest, in which event such legal expenses shall be limited to the legal expenses of two law firms.

SECTION 8
Effectiveness of Agreement

8.01. This Agreement shall become effective upon execution by all parties hereto.

SECTION 9
Conditions of the Placement Agent's Obligations

The Placement Agent's obligations to act as agent of the Company hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

9.01. No Material Changes. Except as contemplated herein, or as set forth in the PPM, during the period subsequent to the date of this Agreement the Company: (a) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of this Agreement; and (b) except in the ordinary course of its business, the Company shall not have incurred any material liabilities, claims or obligations (direct or contingent) or disposed of any material portion of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise. The capitalization of the Company shall be substantially the same as described in the PPM, without considering the proceeds from the sale of the Shares, other than as may be set forth in the PPM, and except as the financial statements of the Company reflect the result of continued losses from operations consistent with prior periods.

9.02. Authorization. The authorization for the issuance of the securities comprising the Shares and the use of the PPM and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Placement Agent.

9.03. Officers' Certificate. The Company shall furnish to the Placement Agent a certificate signed by the Manager of the Company to the effect that:

(a) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the date of the certificate, and the Company has complied in all material respects with all the agreements and has satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

(b) Each has carefully examined the PPM and any amendments and supplements thereto, and to the best of their knowledge the PPM and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the PPM nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, during the Offering, the PPM will be amended or supplemented to include all information necessary to be included in the PPM so that it does not become inaccurate or misleading.

(c) No order prohibiting the offer or sale of the Shares has been issued and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission or any applicable state.

(d) Except as set forth in the PPM, since the respective dates of the periods for which information is given in the PPM and prior to the date of the certificate, (i) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of the Company, and (ii) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

(e) Subsequent to the date of the PPM, no dividends or distribution whatever have been declared and/or paid on or with respect to the Shares of the Company.

9.04. State Qualification or Exemption. The Company shall use its best efforts to register or secure an exemption from registration or qualification in those states with comparable provisions of the securities laws of such states as may be reasonably requested by the Placement Agent. Such qualification or exemption shall be in effect and not subject to any stop order or other proceeding before the closing.

9.05. Satisfactory Form of Documents. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Placement Agent, whose approval shall not be unreasonably withheld.

9.06. Adverse Events. Between the date hereof and each Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entity, whether or not such loss is covered by insurance.

9.07. Litigation. Between the date hereof and each Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations or financial condition or income of the Company.

9.08 Certificates. Any certificate signed by an officer/manager of the Company and delivered to the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the statements made therein.

SECTION 10
Termination

10.01. Failure to Comply with Agreement. This Agreement may be terminated by either party hereto by notice to the other party in the event that such party shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement required by the Company or the Placement Agent to be performed, complied with or fulfilled by it within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the non-defaulting party in writing.

10.02. Government Restrictions. This Agreement may be terminated by either party by notice to the other party at any time if, in the judgment of either party, payment for and delivery of the Shares are rendered impracticable or inadvisable because: (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Chicago Board of Trade or the Commodity Futures Trading Commission, or trading in securities generally shall have been suspended, or a general moratorium shall have been established by federal or state

authorities; or (ii) a war or other national calamity shall have occurred; or (iii) the condition of any matter affecting the Company or any other circumstance is such that it would be undesirable, impracticable or inadvisable in the judgment of the Placement Agent to proceed with this Agreement or with the sale of the Shares.

10.03. Liability on Termination. Any termination of this Agreement pursuant to this Section 10 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages on the part of any party thereto); except that the Company and the Placement Agent shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 7.01 in the case of the Company, Section 7.03 in the case of the Placement Agent and Section 7.06 as to all parties.

SECTION 11

Placement Agent's Representations and Warranties

The Placement Agent represents and warrants to and agrees with the Company that:

11.01. Registration. The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission, and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"). The Placement Agent is registered or otherwise qualified to sell the Shares in each state in which the Placement Agent sells such Shares or is exempt from such registration or qualification.

11.02. Ability to Act as Agent. There is not now pending or, to the knowledge of the Placement Agent, threatened against the Placement Agent any action or proceeding of which the Placement Agent has been advised, either in any court of competent jurisdiction, before the FINRA, the Securities and Exchange Commission or any state securities commission concerning the Placement Agent's activities as a broker or dealer, nor has the Placement Agent been named as a "cause" in any action or proceeding, any of which may be expected to have a material adverse effect upon the Placement Agent's ability to act as agent to the Company as contemplated herein.

11.03. Terminate Agreement. In the event any action or proceeding of the type referred to in Section 11.02 above (except for actions referred to in the PPM) shall be instituted or, to the knowledge of the Placement Agent, threatened against the Placement Agent at any time prior to the effective date hereunder, or in the event there shall be filed by or against the Placement Agent in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Placement Agent makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days' written notice to the Placement Agent to terminate this Agreement without any liability to the Placement Agent of any kind.

SECTION 12

Placement Agent's Warrants

12.01. Warrants. The Company shall sell to the Placement Agent, for a total of $100, one Common Stock Purchase Warrant for every ten shares of Common Stock sold in this Offering ("Placement Agent Warrants"). Each Placement Agent Warrant will allow the Placement Agent to purchase one (1) share of our common stock at a price of $.50 per share. For Example: if the Placement Agent sells $1,000,000 of Shares in the Offering, the Placement Agent will be entitled to 200,000 Placement Agent Warrants. The Placement Agent Warrants will be exercisable until five (5) years after the final close. The Placement Agent's Warrants will contain a "cashless exercise" provision, piggy-back registration rights, and customary anti-dilution provisions (for splits and dividends). The Company shall set aside and at all times have available a sufficient number of common shares to be issued upon the exercise of the Placement Agent's Warrants.

12.02. Registration Rights. The Company understands and agrees that if, at any time during the five year period commencing on the Closing Date, it should file a Registration Statement with the Commission pursuant to the Act, for a public offering of securities, either for the account of the Company or for the account of any other person, the Company at its own expense, will offer to holders of Placement Agent's Warrants previously issued upon the exercise thereof, the opportunity to register or qualify for public offering the Placement Agent's Warrants and common stock underlying the Placement Agent's Warrants so issued. This paragraph is not applicable to a Registration Statement filed with the Securities and Exchange Commission on Forms S-4 or S-8 or any other inappropriate forms. This provision does not apply in the event all common stock underlying the Placement Agent Warrants are eligible to be resold without restriction or volume limitation under Rule 144.

SECTION 13
Notice

Except as otherwise expressly provided in this Agreement:

13.01. Notice to Company. Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company as provided below:

Chuma Holdings, Inc.
Kevin Wright
350 North Glendale Ave
Suite B-212
Glendale, CA 91206

13.02. Notice to Placement Agent. Whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be given in writing addressed to the Placement Agent as follows:

Spencer Edwards, Inc.
6851 S. Holly Circle, Suite 200
Centennial, CO 80112
Attn: Donna Flemming

SECTION 14
Miscellaneous

14.01. Benefits. This Agreement is made solely for the benefit of the Placement Agent, the Company, their respective agents, officers, directors, managers, members, representatives, guarantors, sureties and any controlling person referred to in Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares.

14.02. Survival. The respective indemnities, agreements, representations, warranties, covenants

and other statements of the Company or the Company's officers, as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Placement Agent contained in Section 7 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Placement Agent or any affiliated persons thereof or any controlling person of the Company or of the Placement Agent, (ii) delivery of or payment for the Shares and (iii) the Closing Date, and any successor of the Company, the Placement Agent and Selected Dealers, or any controlling person, or other person indemnified by section 7, as the case may be, shall be entitled to the benefits hereof.

14.03. Governing Law. The laws of the State of Colorado hereof will govern the validity, interpretation and construction of this Agreement and of each part. The parties agree that any dispute that arises between them relating to this Agreement or otherwise shall be submitted for resolution in conformity with the Securities Arbitration Rules of the American Arbitration Association. The parties agree that the site of an arbitration hearing before the arbitrators shall be in Denver, Colorado, and each party shall request such site.

14.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original.

Please confirm that the foregoing correctly sets forth the Agreement between you and the Placement Agent.

Very truly yours,

SPENCER EDWARDS, INC.

By: ______________________________
Donna Flemming. President
Spencer Edwards, Inc.

We hereby confirm as of the date hereof that the above letter sets forth the Agreement between the Placement Agent and us.

CHUMA HOLDINGS, INC.

By: ______________________________
Kevin Wright, President
Chuma Holdings, Inc.